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                                                                    EXHIBIT 99.1

                 CONSENT TO INCLUSION IN REGISTRATION STATEMENT

    Pursuant to Rule 438 promulgated under the Securities Act of 1933, the undersigned hereby consents to the use of his name as a person to become a director of ICOT Corporation in the Registration Statement on Form S-4 filed by ICOT Corporation in connection with its acquisition of Amati Communications Corporation (Registration No. 33-62023).

                                          By: James F. Gibbons__________________
                                              James F. Gibbons

Dated: October 13, 1995